Exhibit 32.1

         Certification pursuant of Chief Executive Officer to 18
           U.S.C. Section 1350, as adopted to Section 906 of the
                      Sarbanes Oxley Act of 2002.

In connection with the Quarterly Report of CalbaTech, Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James DeOlden, CEO, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes
Oxley Act, that:

(1) The Report fully complies with Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The Information contained in the Report fairly represents, in all material aspects, the financial condition and result of operations on the Company.

By: /s/  James DeOlden
James DeOlden, CEO